Exhibit 10.6

SETTLEMENT, RELEASE AND TERMINATION AGREEMENT

This SETTLEMENT, RELEASE AND TERMINATION AGREEMENT (this “Agreement”) is entered into as of September 18, 2026 (the “Effective Date”), by and between Celularity Inc., a Delaware corporation (the “Company”), and Helena Global Investment Opportunities 1 Ltd, a Cayman Islands exempted company (“Helena”). The Company and Helena are each a “Party” and collectively the “Parties.”

RECITALS

WHEREAS, the Company and Helena are parties to, among other documents, (i) that certain Securities Purchase Agreement dated October 24, 2025, (ii) that certain Exchange Promissory Note issued by the Company to Helena (the “Exchange Note”), (iii) that certain Security Agreement dated October 24, 2025, as amended by Amendment No. 1 thereto (collectively, the “Security Agreement”), (iv) that certain Settlement Agreement dated May 21, 2026 (the “Prior Settlement Agreement”), (v) that certain Registration Rights Agreement dated October 24, 2025, and (vi) certain Common Stock Purchase Warrants issued by the Company to Helena, including the warrant exercised pursuant to the Exercise Notice defined below (the “Applicable Warrant” and, collectively with the foregoing documents, the “Existing Transaction Documents”);

WHEREAS, in connection with the Prior Settlement Agreement, Helena received an assignment of certain rights under that certain promissory note issued by NEXGEL, Inc. in the original principal amount of $2,500,000 (the “NEXGEL Note”);

WHEREAS, the Company failed to timely pay the installments due July 21, 2026 and August 21, 2026 under the Prior Settlement Agreement and subsequently paid $200,000 to Helena on August 25, 2026 (the “Settlement Payment Breach”);

WHEREAS, Helena delivered a notice of exercise dated August 27, 2026 under the Applicable Warrant (the “Exercise Notice”), and the Company was unable to timely deliver the shares issuable pursuant to the Exercise Notice without restrictive legends because the Company had not filed its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 (the “Warrant Delivery Breach” and, together with the Settlement Payment Breach, the “Specified Breaches”);

WHEREAS, the Parties desire to resolve the Specified Breaches and all related claims, including disputes concerning amounts payable or issuable under the Exchange Note, liquidated damages under the Applicable Warrant, and the Security Agreement and related liens;

WHEREAS, the Parties have agreed that, at the Closing, the Company shall issue and deliver to Helena two separate tranches of Common Stock: (i) 700,000 Initial Shares, issued under the Exchange Note, which shall not be returnable, and (ii) 2,000,000 Additional Shares, issued as new settlement consideration under this Agreement, which shall be subject to the retention and return provisions of this Agreement;

WHEREAS, if the Company satisfies the Company Performance Conditions, Helena shall return the Additional Shares to the Company on November 16, 2026, except for the portion Helena is entitled to retain in satisfaction of the Make-Whole Obligation; if the Company does not satisfy those conditions, the Company shall forfeit its contractual right to the return of the Additional Shares and Helena shall be entitled to retain them as provided herein, in addition to and without credit against the Make-Whole Obligation;

WHEREAS, the Parties intend that the Initial Shares be issued upon conversion of existing obligations under the Exchange Note, without additional consideration paid by Helena for such conversion, and receive the benefit of any holding-period tacking permitted by applicable securities laws; and

WHEREAS, the Parties intend that the Exchange Note be permanently canceled, the Security Agreement and related liens be terminated, and the releases herein become effective at the Closing, without reinstatement or revival as a result of any subsequent breach or the retention or return of Additional Shares.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1 DEFINITIONS

1.1 Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Existing Transaction Documents. In addition, the following terms shall have the respective meanings set forth below:

“Additional Shares” means the 2,000,000 shares of Common Stock issued and delivered to Helena at the Closing as the new settlement consideration under Section 2.1, subject to Article 4.

“Beneficial Ownership Limitation” has the meaning set forth in Section 4.5.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in New York, New York are authorized or required by law to close.

“Closing” means the consummation of the transactions under Article 2, including the simultaneous issuance and delivery of both the Initial Shares and Additional Shares.

“Closing Date” means the Effective Date or another date agreed by the Parties in writing, which shall precede the Reporting Deadline.

“Common Stock” means the Company’s Class A common stock, par value $0.0001 per share.

“Company Performance Conditions” means the conditions specified in Section 3.6 for determining whether the Company is entitled to the return of Additional Shares.

“Covered Shares” means, collectively, the Initial Shares, the Additional Shares, any Supplemental Shares and the Warrant Shares.

“Initial Shares” means the 700,000 shares of Common Stock issued and delivered to Helena at the Closing as the first conversion tranche under Section 2.1. Initial Shares are not Return Shares.

“Legend Removal Covenant” means the Company’s obligations under Section 3.2.

“Make-Whole Obligation” means the Company’s obligation under Section 4.2 to permit Helena to retain the applicable number of Additional Shares and, if required, timely issuance and delivery of the Supplemental Shares.

“Measurement Date” means November 16, 2026.

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“Measurement Price” means the official closing price of the Common Stock on The Nasdaq Capital Market on the Measurement Date, as reported by Nasdaq. If the Common Stock is not then listed on The Nasdaq Capital Market, the Measurement Price shall be the closing price on its principal trading market. If no closing price is reported for the Measurement Date, the most recent official closing price reported on or before that date shall apply.

“Partial NEXGEL Assignment” means an assignment by Helena to the Company of $1,250,000 in principal amount of the NEXGEL Note, together with the proportionate amount of accrued and future interest, fees, rights, remedies and proceeds attributable to that principal amount, substantially in the form attached as Exhibit B.

“Pre-Funded Warrant” has the meaning set forth in Section 4.5.

“Reporting Covenant” means the Company’s obligations under Section 3.1.

“Reporting Current” means that the Company is current in its reporting obligations under Section 13 of the Securities Exchange Act of 1934, as amended, having filed all periodic reports required to be filed by the Company during the preceding twelve (12) months (other than Current Reports on Form 8-K), as reflected on the SEC’s EDGAR system.

“Reporting Deadline” means 11:59 p.m., New York time, on October 20, 2026.

“Retained Additional Shares” means the Additional Shares Helena is entitled to retain under Section 4.1 or Section 4.2.

“Return Statement” has the meaning set forth in Section 4.4.

“Return Date” means November 16, 2026.

“Return Shares” means only the Additional Shares required to be returned under Article 4. Neither the Initial Shares nor the Warrant Shares shall constitute Return Shares.

“Supplemental Shares” has the meaning set forth in Section 4.2(c).

“Trading Day” means a day on which the principal market for the Common Stock is open for trading.

“Trading Limitation” means the limitation in Section 3.5.

“UCC-3 Termination Statements” means all financing statement amendments necessary to terminate the financing statements filed in favor of Helena in connection with the Security Agreement, substantially in the form attached as Exhibit A.

“Warrant Shares” means the shares issued or issuable pursuant to the Exercise Notice. Warrant Shares are separate from the Initial Shares and Additional Shares and are not returnable under this Agreement.

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Article 2 CLOSING TRANSACTIONS

2.1 Conversion of Exchange Note.

(a) Conversion. Notwithstanding Section 3.1 of the Exchange Note or any other provision establishing or adjusting its conversion price or conversion mechanics, the Parties amend the Exchange Note solely to authorize the conversion specified in subsection (b), which shall occur at the Closing, immediately before cancellation of the Exchange Note under Section 2.2.

(b) Initial Shares. Helena shall convert $1,197,000 of outstanding principal under the Exchange Note at a fixed conversion price of $1.71 per share into 700,000 Initial Shares. The Company shall cause its transfer agent to issue and deliver the Initial Shares to Helena in book-entry form at the Closing. Helena shall retain the Initial Shares unconditionally, subject to applicable securities laws and the Trading Limitation. The Initial Shares shall not be subject to any return, surrender or forfeiture obligation under this Agreement.

(c) Additional Shares. The Company shall issue 2,000,000 Additional Shares to Helena as new settlement consideration under this Agreement. The Company shall cause its transfer agent to issue and deliver all Additional Shares to Helena at the Closing in a separately identified book-entry position. The Additional Shares shall be issued under this Agreement, independently of the Exchange Note, and shall be subject to the contractual retention and return provisions of Article 4. No amount under the Exchange Note shall be converted or applied toward issuance of the Additional Shares.

(d) Conversion Notice. This Agreement constitutes Helena’s irrevocable conversion notice for the Initial Shares, effective at the Closing, and supersedes all prior conversion notices under the Exchange Note. No separate conversion notice shall be required.

(e) Conversion Consideration. The Initial Shares shall be issued solely upon conversion of the existing obligations under the Exchange Note, without payment of additional cash or delivery of other property by Helena for the conversion. No portion of the Initial Shares shall be allocated to payment of claims under the Applicable Warrant. The releases of those claims form part of the Parties’ mutual settlement undertakings under this Agreement.

(f) Holding Period and Legends. The Parties intend that the Initial Shares receive the benefit of any holding-period tacking available under Rule 144 with respect to the Exchange Note and any qualifying predecessor securities. The Parties shall reasonably cooperate in providing acquisition records, payment records, representations and customary legal opinions supporting that treatment. The holding period and resale eligibility of the Additional Shares shall be determined separately based on their issuance as new settlement consideration. This provision does not independently establish eligibility for tacking, legend removal or resale. Each tranche shall bear only the securities-law legends required by applicable law, together with any notation reasonably necessary to implement the contractual restrictions on Additional Shares.

2.2 Permanent Satisfaction and Cancellation of Exchange Note. Effective automatically upon issuance of the Initial Shares: (a) the Exchange Note and all indebtedness and other obligations evidenced by or arising under the Exchange Note shall be deemed irrevocably paid, satisfied, discharged and extinguished in full; (b) all principal, accrued interest, default interest, Mandatory Default Amounts, premiums, liquidated damages, fees, costs and other amounts that were or could have been asserted under the Exchange Note shall be canceled and forever discharged; (c) Helena shall have no further right to convert, enforce, transfer, assign or otherwise exercise any right under the Exchange Note; (d) the Exchange Note shall be deemed canceled and of no further force or effect, whether or not the original instrument is physically returned to the Company; and (e) Helena shall mark the original Exchange Note “CANCELED” and deliver it to the Company or, if the original cannot be located, deliver an affidavit of loss and cancellation reasonably acceptable to the Company. The satisfaction and cancellation of the Exchange Note under this Section are final and irrevocable and shall not be rescinded or reversed, and the Exchange Note shall not be reinstated or revived, as a result of any subsequent breach of this Agreement, return of shares under Section 2.8 or disposition of the Partial NEXGEL Assignment under Article 6. Helena’s conversion notice dated August 27, 2026 and any other outstanding conversion notice under the Exchange Note shall be deemed withdrawn and canceled at the Closing.

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2.3 Termination of Security Agreement and Release of Liens. Effective at the Closing and immediately upon issuance of the Initial Shares: (a) the Security Agreement shall terminate and be of no further force or effect; (b) all obligations secured by the Security Agreement shall be deemed indefeasibly satisfied and discharged, subject to the express preservation of obligations under this Agreement and any unexercised portion of the Applicable Warrant under Section 2.6, which shall be unsecured; (c) every security interest, lien, pledge, control right and other encumbrance granted to or held by Helena under the Security Agreement shall be irrevocably terminated and released; (d) Helena shall relinquish all possession or control of any Collateral, deposit account, securities account, instrument or other property of the Company held pursuant to the Security Agreement; and (e) Helena shall have no further rights or remedies as a secured party against the Company or any property of the Company under the Security Agreement. No obligation arising under this Agreement shall constitute an “Obligation” under the Security Agreement or be secured by any existing or future property of the Company unless the Parties enter into a separate written security agreement after the Effective Date. The termination of the Security Agreement and the release of all related liens are final and irrevocable and shall not be rescinded, reversed, reinstated or revived as a result of any subsequent breach of this Agreement or return of shares under Section 2.8. Any provision of the Security Agreement purporting to survive termination or provide for reinstatement shall have no further contractual effect between the Parties.

2.4 UCC-3 Termination. At the Closing, Helena shall deliver the completed UCC-3 Termination Statements, together with its written authorization to file them, and any other termination, release or control-termination document reasonably requested by the Company. Helena irrevocably authorizes the Company and its designees to file the UCC-3 Termination Statements immediately following issuance of the Initial Shares. The Company shall cause the UCC-3 Termination Statements to be filed promptly following issuance of the Initial Shares, without further notice to or consent from Helena, and shall provide Helena with evidence of filing. Helena shall, at the Company’s reasonable request and expense, execute and deliver any additional documents reasonably necessary to evidence the termination of the Security Agreement or release of Helena’s liens.

2.5 Waiver of Remaining Installment Payments. Effective upon issuance of the Initial Shares, Helena irrevocably waives the two (2) remaining $100,000 installment payments otherwise payable under Section 2.2 of the Prior Settlement Agreement and acknowledges that the Company shall have no further obligation to make such payments.

2.6 Settlement of Warrant Delivery Breach. Effective at the Closing, Helena irrevocably waives and releases all liquidated damages, including the asserted $10,000-per-day amounts, and all other damages, interest, penalties, fees and claims arising from the Warrant Delivery Breach, whether accrued before, on or after the Effective Date. No such amount shall continue to accrue after the Closing with respect to the Exercise Notice. The Company shall remain obligated to deliver the Warrant Shares without restrictive legends when the applicable requirements under Section 3.2 are satisfied. Any breach of that obligation shall be governed exclusively by this Agreement. The Warrant Shares shall not be returnable under this Agreement. Any unexercised portion of the Applicable Warrant shall remain outstanding in accordance with its terms, subject to the releases and modifications expressly set forth herein.

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2.7 Closing Deliverables.

(a) The Company shall deliver:

(i) confirmation from its transfer agent of issuance and delivery at the Closing of the 700,000 Initial Shares and the 2,000,000 Additional Shares in separate book-entry positions, together with a copy of the irrevocable transfer agent instructions substantially in the form attached as Exhibit C;

(ii) resolutions of the Company’s Board of Directors approving this Agreement and the transactions contemplated hereby; and

(iii) an executed counterpart of this Agreement.

(b) Helena shall deliver:

(i) the original Exchange Note marked “CANCELED,” or an affidavit of loss and cancellation;

(ii) the completed UCC-3 Termination Statements and written filing authorization;

(iii) any termination of control agreement or other lien-release document reasonably requested by the Company;

(iv) the executed Partial NEXGEL Assignment, to be held in escrow pursuant to Article 6;

(v) an executed counterpart of this Agreement; and

(vi) the personal guarantee executed by Jeremy Weech as required under Section 7.5.

2.8 Obligation to Return Shares. Until Additional Shares become Retained Additional Shares under Article 4, Helena shall maintain them in the separately identified account or book-entry position established at the Closing and shall not sell, transfer, pledge, lend, hypothecate, encumber or otherwise dispose of them without the Company’s prior written consent. Any approved transferee shall agree in writing to be bound by Articles 3, 4 and 8 as applicable to the transferred shares. No transfer shall relieve Helena or the guarantor of their obligations. These restrictions shall continue to apply to Return Shares until returned.

Article 3 REPORTING AND LEGEND REMOVAL

3.1 Reporting Covenant. The Company shall become Reporting Current no later than October 20, 2026, including by filing its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and all other periodic reports then required for the Company to be Reporting Current (the “Reporting Covenant”).

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3.2 Legend Removal Covenant. Promptly after the Company becomes Reporting Current and the applicable shares satisfy the holding-period and other requirements for resale under Rule 144, and in no event later than two Trading Days after satisfaction of those conditions and Helena’s delivery of the documents reasonably required under Section 3.4, the Company shall: (a) instruct its transfer agent to remove the restrictive legend from the Initial Shares and any Additional Shares then issued; (b) cause such shares to be credited to Helena’s designated brokerage account through the facilities of The Depository Trust Company, if eligible; and (c) deliver any customary issuer representation or instruction reasonably required by the transfer agent to effect such removal and transfer. The foregoing obligations, together with Section 3.3, constitute the “Legend Removal Covenant.” The eligibility determination and delivery period shall apply separately to the Initial Shares and Additional Shares, notwithstanding their issuance at the same Closing. Helena’s counsel may deliver a customary Rule 144 opinion with respect to the applicable shares when such shares are eligible for resale under Rule 144, and the Company shall reasonably cooperate with Helena and its counsel in connection with such opinion and the related legend-removal process. Removal of a securities-law legend shall not terminate the contractual transfer restrictions under Sections 2.8 and 3.4.

3.3 Delivery of Unlegended Warrant Shares. Upon satisfaction of the applicable conditions and within the delivery period specified in Section 3.2, the Company shall cause the Warrant Shares to be delivered without restrictive legends to Helena’s designated brokerage account, including by removing any restrictive legend from Warrant Shares previously issued. Sections 3.2 and 3.4 shall apply to the Warrant Shares for this purpose, and the Company’s obligations under this Section 3.3 shall form part of the Legend Removal Covenant.

3.4 Helena Deliverables for Legend Removal. Helena shall timely provide the Company and its transfer agent with: (a) a customary Rule 144 holder or seller representation letter, as applicable; (b) a Rule 144 opinion from Helena’s counsel, if reasonably required by the transfer agent, confirming that the applicable shares are eligible for resale under Rule 144; (c) reasonable evidence regarding Helena’s holding period and affiliate status; (d) appropriate broker and DTC delivery instructions; and (e) any other documentation reasonably and customarily required by the Company’s transfer agent or legal counsel. The Company shall not be responsible for a delay caused solely by Helena’s failure to timely provide the foregoing documents. No representation concerning a proposed sale shall be required to be made inconsistently with the transfer restrictions in this Agreement.

3.5 Trading Limitation. From the Closing, aggregate sales of Initial Shares and Warrant Shares by Helena and its permitted transferees, across all brokers and accounts, shall not exceed ten percent (10%) of the total consolidated trading volume of the Common Stock on any Trading Day, as reported by Bloomberg or another mutually acceptable reporting service, with no carryforward of unused capacity (the “Trading Limitation”). All sales shall comply with applicable securities laws, and Additional Shares may not be sold while subject to return. Helena shall require its brokers and permitted transferees to comply and provide trading confirmations upon the Company’s reasonable request. The Trading Limitation shall continue after the Return Date until all Initial Shares and Warrant Shares are sold in compliance herewith; purchasers in compliant open-market sales shall not be bound by it. The Trading Limitation shall terminate automatically upon the Company’s failure to satisfy any Company Performance Condition.

3.6 Company Performance Conditions. The “Company Performance Conditions” are each of the following: (a) the Company is Reporting Current on or before the Reporting Deadline; (b) the restrictive legends have been removed from the Initial Shares and the Warrant Shares and such shares credited to Helena’s designated brokerage account no later than two (2) Trading Days after the later of (i) the date on which the Company becomes Reporting Current and (ii) Helena’s delivery of the documents required under Section 3.4; and (c) any Supplemental Shares required under Section 4.2(c) have been issued and delivered by 6:00 p.m., New York time, on the Return Date. References in this Agreement to “Company Conditions” mean the Company Performance Conditions.

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Article 4 NOVEMBER 16 MAKE-WHOLE

4.1 Disposition of Additional Shares. If the Company satisfies the Company Performance Conditions, Helena shall retain only the Additional Shares determined under Section 4.2 and shall return all remaining Additional Shares to the Company in accordance with Section 4.4. If the Company fails to satisfy the Reporting Covenant by the Reporting Deadline, the Company’s right to the return of all Additional Shares shall terminate automatically upon expiration of that deadline, and Helena shall be entitled to retain all Additional Shares. If the Reporting Covenant is timely satisfied but the Company fails another Company Performance Condition, Helena shall be entitled to retain all Additional Shares immediately upon that failure. No later cure shall restore the Company’s return right without Helena’s written agreement. Forfeiture under this Article 4 means forfeiture of the Company’s contractual right to require return of Additional Shares already issued to Helena. It does not cancel those shares, require another issuance (other than Supplemental Shares under Section 4.2), or revive the Exchange Note.

4.2 Make-Whole Obligation.

(a) Trigger and Calculation. If the Measurement Price is below $1.71 and greater than zero, the number of Additional Shares required for the make-whole shall equal: $1,200,000 divided by the Measurement Price, minus 700,000, rounded up to the nearest whole share. If the Measurement Price is $1.71 or higher, no Additional Shares shall be retained for the make-whole.

(b) Retention of Delivered Shares. If the Company has satisfied the Company Performance Conditions, Helena shall retain the lesser of (i) the number calculated under subsection (a) and (ii) 2,000,000 Additional Shares. These shares shall come exclusively from the Additional Shares issued at the Closing. Their retention shall satisfy the corresponding share component of the Make-Whole Obligation without further issuance.

(c) Supplemental Shares. If the number of shares calculated under Section 4.2(a) exceeds 2,000,000 (or, where Section 4.2(e) applies, is greater than zero), the Company shall issue and deliver to Helena additional shares of Common Stock equal to that excess (or, where Section 4.2(e) applies, equal to that full number) (the “Supplemental Shares”), subject to Section 4.5, in book-entry form by 6:00 p.m., New York time, on the Return Date. The Supplemental Shares shall be issued in satisfaction of the remaining Make-Whole Obligation, shall not be subject to return, and shall be subject to the Legend Removal Covenant but not to the Trading Limitation. The 2,000,000-share limitation shall apply only to the Additional Shares delivered at Closing and shall not limit the Supplemental Shares. The Company shall obtain the corporate and Nasdaq approvals and maintain sufficient authorized shares necessary for lawful issuance; any issuance restriction shall not extinguish the obligation or permit the Company to substitute cash. Supplemental Shares shall be issued pursuant to this Agreement, and their issuance shall not revive the Exchange Note or any released obligation or lien.

(d) Valuation Convention. The calculation shall value all 700,000 Initial Shares at the Measurement Price, whether or not Helena previously sold any Initial Shares. Actual proceeds from sales of Initial Shares shall not increase or decrease the calculation. Warrant Shares, the NEXGEL Note and other consideration shall not be included.

(e) No Crediting Following Nonperformance. If Helena is entitled to retain all Additional Shares under Section 4.1, those shares are retained as forfeited settlement consideration and shall not be credited toward the Make-Whole Obligation. In that event Section 4.2(b) shall not apply, and the full number of shares calculated under Section 4.2(a) shall be satisfied through issuance and delivery of Supplemental Shares under Section 4.2(c).

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(f) Corporate Adjustments. Share numbers, per-share prices and thresholds under this Agreement shall be equitably adjusted for any stock split, reverse stock split, stock dividend, combination or similar recapitalization occurring after the Effective Date. The $1,200,000 aggregate make-whole target shall not change.

4.3 Delivery of Supplemental Shares. If Supplemental Shares are required under Section 4.2(c), the Company shall issue and deliver them by the time specified therein. The Supplemental Shares shall be issued in the same manner and with the same registration or legend status as the Initial Shares, to the extent permitted by applicable law, and shall be subject to Article 3.

4.4 Return of Additional Shares. If the Company has satisfied the Company Performance Conditions, Helena shall return the Return Shares to the Company as follows. By 10:00 a.m., New York time, on the first Business Day after the Return Date, the Company shall deliver to Helena a written statement setting forth the Measurement Price, the calculation under Section 4.2, the resulting number of Retained Additional Shares and Return Shares, and evidence of satisfaction of the Company Performance Conditions (the “Return Statement”). If Helena does not object in writing within three (3) Business Days after receipt, the Parties shall deliver joint instructions to the transfer agent to transfer the Return Shares to the Company within one (1) Business Day thereafter, and the transfer agent may also act on the Company’s instructions accompanied by the Return Statement and evidence of Helena’s non-objection. If Helena objects in good faith within that period, the disputed shares shall be held pending joint instructions and the undisputed Return Shares shall be transferred without delay. Return Shares remain subject to Section 2.8 until returned. Initial Shares, Warrant Shares, Supplemental Shares and Retained Additional Shares shall not be returned.

4.5 Beneficial Ownership Limitation. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue or deliver, and Helena shall not have the right to receive, any shares of Common Stock under this Agreement to the extent that, after giving effect to such issuance, Helena, together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with Helena’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, would beneficially own more than 9.99% of the shares of Common Stock outstanding immediately after giving effect to such issuance (the “Beneficial Ownership Limitation”). Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder, and the Company may rely on Helena’s written determination of the number of shares of Common Stock beneficially owned by it. Any Supplemental Shares that cannot be issued to Helena by reason of the Beneficial Ownership Limitation shall instead be issued and delivered to Helena, at the same time as the other Supplemental Shares, in the form of a pre-funded warrant to purchase that number of shares of Common Stock at an exercise price of $0.0001 per share, substantially in the form attached as Exhibit E (the “Pre-Funded Warrant”), and delivery of the Pre-Funded Warrant shall satisfy the Company’s obligation under Section 4.2(c) with respect to those shares. The Beneficial Ownership Limitation shall not reduce the Make-Whole Obligation, the number of Supplemental Shares owed or the Additional Shares Helena is entitled to retain, and shall not excuse or extend any delivery obligation of the Company; failure to deliver the Pre-Funded Warrant when due shall constitute a failure to deliver Supplemental Shares for all purposes of this Agreement. Upon Helena’s written request, the Company shall confirm in writing the number of shares of Common Stock then outstanding within one (1) Trading Day.

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Article 5 RELEASES

5.1 Release by Helena. Effective upon issuance of the Initial Shares, Helena, on behalf of itself and its predecessors, successors, assigns, affiliates, officers, directors, employees, agents and representatives, to the extent it is authorized to act on their behalf, irrevocably releases and forever discharges the Company and its past and present subsidiaries, affiliates, officers, directors, employees, agents and representatives from every claim, demand, cause of action, liability, obligation, damage, fee, cost or remedy, whether known or unknown, fixed or contingent, matured or unmatured, arising out of or relating to: (a) the Exchange Note; (b) the Security Agreement; (c) the Prior Settlement Agreement and the Settlement Payment Breach; (d) any payment default, Triggering Event, Event of Default, conversion right, redemption right, Mandatory Default Amount, interest, default interest, premium, penalty, fee, liquidated damages or other agreed damages arising under an Existing Transaction Document on or before the Effective Date; (e) the Warrant Delivery Breach and all related liquidated or other damages, including any continuing accrual attributable to that breach after the Effective Date; and (f) the negotiation, execution, performance or alleged breach of any Existing Transaction Document on or before the Effective Date, including the Company’s failure to maintain current periodic reports or financial statements and its resulting inability to deliver the Warrant Shares without restrictive legends. This release does not release Helena’s express rights under this Agreement, including rights to retain Additional Shares and receive Supplemental Shares, rights under the portion of the NEXGEL Note retained by Helena, or rights under an unexercised portion of the Applicable Warrant expressly preserved herein.

5.2 Release by Company. Effective at the Closing, the Company, on behalf of itself and its predecessors, successors, assigns, subsidiaries, affiliates, officers, directors, employees, agents and representatives, to the extent authorized to act on their behalf, irrevocably releases and forever discharges Helena and its past and present affiliates, officers, directors, employees, agents and representatives from every claim, liability, demand, cause of action, obligation, damage, fee, cost or remedy, known or unknown, arising out of or relating to the Existing Transaction Documents or the Parties’ conduct in connection therewith on or before the Effective Date. This release does not release rights under this Agreement, the personal guarantee or the Partial NEXGEL Assignment.

5.3 No Additional Admission. Except for the factual acknowledgments expressly set forth herein concerning the Specified Breaches, this Agreement represents a compromise of disputed claims and shall not constitute an admission of liability, wrongdoing or the validity or amount of any claim by either Party.

Article 6 PARTIAL NEXGEL ASSIGNMENT AND ESCROW

6.1 Escrow Deposit. At the Closing, Helena shall execute the Partial NEXGEL Assignment and deposit it with [ESCROW AGENT] under escrow instructions reasonably acceptable to the Parties and consistent with this Article.

6.2 Release to Company. Subject to Section 6.4, the escrow agent shall release the Partial NEXGEL Assignment to the Company upon receipt of joint instructions or all of the following, on which the escrow agent may rely without further inquiry: (a) copies, as filed on EDGAR on or before the Reporting Deadline, of the periodic reports required for the Company to be Reporting Current; (b) written confirmation from the Company’s transfer agent (or Helena) that the legends were removed from the Initial Shares and Warrant Shares and any required Supplemental Shares were delivered, in each case on or before the Return Date; and (c) written confirmation from the Company’s transfer agent that Helena returned all Return Shares, or the Return Statement showing that no Return Shares were due because all Additional Shares were properly retained in satisfaction of the Make-Whole Obligation. Helena’s lawful retention of make-whole shares shall not prevent release to the Company.

6.3 Release to Helena. If the Company fails the Reporting Covenant by the Reporting Deadline or another Company Performance Condition, the Partial NEXGEL Assignment shall be returned to Helena and shall not become effective. The corresponding rights under the NEXGEL Note shall remain with Helena. A good-faith dispute concerning release shall be handled under the escrow instructions. No escrow notice, administrative period or dispute procedure shall extend the Reporting Deadline or change the substantive retention and return rights under Article 4.

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6.4 Helena Breach. If the Company has satisfied the Company Performance Conditions and Helena fails to return Return Shares within the period required by Section 4.4 and the cure period in Section 8.4, the Partial NEXGEL Assignment shall be released to the Company notwithstanding Helena’s breach or refusal to provide instructions. Helena shall not prevent an otherwise required release through its own nonperformance.

6.5 No Effect on Closing Transactions. Each Party shall promptly provide instructions and reasonably requested evidence needed to effect the required escrow disposition. No escrow disposition shall affect cancellation of the Exchange Note, termination of the Security Agreement, release of liens, completed share issuances, obligations concerning Supplemental Shares, or the releases under Article 5.

Article 7 REPRESENTATIONS AND COVENANTS

7.1 Mutual Representations. Each Party represents and warrants that: (a) it has full power and authority to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized and constitutes its legal, valid and binding obligation, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity; (c) its execution and performance of this Agreement do not violate its organizational documents or any material agreement binding upon it; and (d) it has consulted with counsel of its choosing concerning this Agreement.

7.2 Company Representations. The Company represents and warrants that: (a) the Initial Shares, the Additional Shares, the Supplemental Shares and any Warrant Shares issued pursuant to this Agreement, when issued, will be duly authorized, validly issued, fully paid and nonassessable; (b) the Company has obtained, or before issuance will obtain, all corporate and Nasdaq approvals required for the applicable issuance; and (c) the Company’s transfer agent has been or will be duly instructed regarding the issuance and delivery of the applicable shares.

7.3 Helena Representations. Helena represents and warrants that: (a) Helena is the sole legal and beneficial owner of the Exchange Note and the claims released under Section 5.1; (b) Helena has not assigned or transferred any interest in the Exchange Note or such claims; (c) Helena has the full right and authority to cancel the Exchange Note, terminate the Security Agreement and release the related liens; (d) Helena is the legal owner of the interest in the NEXGEL Note covered by the Partial NEXGEL Assignment, free and clear of any lien, participation, transfer or encumbrance created by Helena; and (e) Helena is an “accredited investor” within the meaning of Rule 501(a) of Regulation D.

7.4 Public Disclosure. The Company may file this Agreement and the related transaction documents with the SEC and make any other disclosure required by applicable law or Nasdaq rules. The Company shall provide Helena a reasonable opportunity to review the initial Form 8-K disclosure before filing, to the extent reasonably practicable.

7.5 Personal Guarantee. At the Closing, Jeremy Weech, solely in his individual capacity, shall execute the personal guarantee attached as Exhibit D, guaranteeing Helena’s obligation to return Return Shares under Article 4 and the amounts payable by Helena under Sections 8.4(b) and 8.4(c) for such a failure, with related interest and enforcement expenses under Sections 8.7 and 8.8, and no other obligation of Helena. The guarantee shall apply only to shares actually required to be returned and related enforcement obligations. It shall not require return of Initial Shares, Supplemental Shares, Warrant Shares or Additional Shares Helena is entitled to retain. The guarantee shall be an unconditional guarantee of payment and performance of the guaranteed obligations, and not merely of collection. The Company shall not be required first to proceed against Helena or another person. The guarantee shall survive the Closing, cancellation of the Exchange Note and disposition of the Partial NEXGEL Assignment. The guarantee shall terminate automatically on the earlier of (i) the date the Company’s right to the return of Additional Shares terminates under Section 4.1 and (ii) the date all Return Shares have been returned and all amounts then payable under Section 8.4 have been paid. Recovery shall remain subject to the prohibition against duplication.

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Article 8 BREACH AND REMEDIES

8.1 No Rescission or Revival. No breach shall permit rescission or unwinding of the Closing, reinstatement of the Exchange Note or Security Agreement, revival of a released lien or claim, or refiling of a financing statement based on the Security Agreement. Remedies shall arise solely under this Agreement or the personal guarantee. Required return of Additional Shares is performance of this Agreement and does not constitute rescission.

8.2 Company Failure to Deliver Shares.

(a) Initial Shares. If the Company fails to deliver Initial Shares when due, Helena may seek delivery or cash damages equal to the undelivered number multiplied by the greater of $1.71 and the highest closing price of the Common Stock from the delivery deadline through payment.

(b) Additional Shares. If the Company fails to deliver Additional Shares when due, Helena may seek delivery and actual, direct damages from delay. If Helena becomes entitled under Article 4 to retain Additional Shares that remain undelivered, it may instead elect cash damages for those shares equal to their number multiplied by the greater of the Measurement Price and the highest closing price from the applicable delivery deadline through payment.

(c) Supplemental Shares. If the Company fails to deliver Supplemental Shares when due, Helena may seek specific performance and actual, direct damages from delay or elect cash damages equal to the undelivered number multiplied by the greater of the Measurement Price and the highest closing price from the applicable delivery deadline through payment. These remedies arise from breach and do not permit the Company to elect cash performance of the Make-Whole Obligation.

(d) Limitations. Helena may not recover both delivery and the full cash value of the same shares. Recovery shall account for applicable return obligations and value received under Article 4. Remedies for failure to deliver Warrant Shares without restrictive legends shall be governed by Section 8.3.

8.3 Company Performance Failure. Failure of a Company Performance Condition shall result in the retention rights under Article 4 and escrow disposition under Article 6. Helena may also seek specific performance and actual, direct damages for breach, subject to mitigation and Section 8.10. A breach of the Legend Removal Covenant concerning any Covered Shares remains actionable when due. No recovery shall revive warrant liquidated damages or another released claim.

8.4 Helena Failure to Return Shares. If Return Shares are due and Helena fails to perform its return obligations within the period required under Section 4.4, and such failure continues for three (3) Business Days after the Company’s written notice to Helena (excluding delay attributable to the transfer agent or the Company): (a) the Company may seek specific performance, including an order requiring Helena and any approved transferee to transfer Return Shares; (b) Helena shall pay liquidated damages equal to the greater of (i) $250,000 or (ii) 25% of the product of the number of Return Shares wrongfully withheld and the closing price of the Common Stock on the Return Date, provided that the amount shall not exceed the fair market value of those unreturned shares on that date; (c) the Company may recover documented, direct losses, costs and expenses caused by the failure to return, to the extent not duplicative of subsection (b); and (d) the Partial NEXGEL Assignment shall be released to the Company under Section 6.4. The Parties acknowledge that the liquidated damages are intended as a reasonable estimate of anticipated harm, including market exposure, replacement costs, transaction costs and enforcement expenses, and not as a penalty. The Company shall not recover both Return Shares and their full value or otherwise obtain duplicative recovery. A later return shall not eliminate liability for accrued, nonduplicative damages. Except as provided in Section 4.4 and this Section 8.4, no additional notice or cure period shall extend the return obligation.

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8.5 Personal Guarantee Enforcement. The Company may enforce the personal guarantee against Jeremy Weech for all amounts and obligations guaranteed thereunder, including the liquidated damages, direct losses and reasonable enforcement expenses payable under Section 8.4. The personal guarantee shall be cumulative with, and not in substitution for, the Company’s remedies against Helena, subject to the prohibition against duplicative recovery.

8.6 Helena Breach of Trading Limitation. For a breach of the Trading Limitation or restrictions on Additional Shares, the Company may seek temporary, preliminary and permanent injunctive relief and actual, direct damages. Helena acknowledges that monetary damages may be inadequate. An unauthorized disposition shall not reduce the number of shares Helena must return or relieve the guarantor of a guaranteed obligation.

8.7 Payment Default; Interest. An overdue cash amount payable as damages, reimbursement, enforcement expenses or otherwise under this Agreement shall bear interest from its due date until paid at the lesser of 12% per annum and the maximum lawful rate. This Section does not create a cash-payment alternative for the Make-Whole Obligation.

8.8 Enforcement Expenses. The prevailing Party in any action to enforce this Agreement shall be entitled to recover its reasonable and documented attorneys’ fees and other out-of-pocket enforcement expenses.

8.9 Limitation of Damages. Except for fraud, willful misconduct, breach of the Trading Limitation or Additional Share transfer restrictions, failure to return Return Shares, breach of release obligations or enforcement of the personal guarantee, neither Party shall be liable for punitive, exemplary, special or consequential damages. This limitation does not restrict damages expressly provided in Sections 8.2 and 8.4.

8.10 No Duplicative Recovery. Remedies are cumulative, but neither Party may recover twice for the same loss. Payments, shares delivered or returned, and other compensating value shall be appropriately credited when calculating damages. This provision does not reduce an express entitlement to retain shares or receive Supplemental Shares under Article 4 or alter the agreed disposition of the Partial NEXGEL Assignment.

Article 9MISCELLANEOUS

9.1 Superseding Agreement. This Agreement supersedes the Prior Settlement Agreement and prior settlement understandings concerning the matters addressed herein. It controls over any inconsistent Existing Transaction Document. No reservation, survival, non-waiver or reinstatement provision shall limit the express cancellations, releases or lien terminations herein.

9.2 No Security Interest. This Agreement creates no security interest, lien or pledge in favor of Helena in Company property. Helena’s rights against the Company hereunder are unsecured contractual rights.

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9.3 Further Assurances. Each Party shall execute customary documents and take reasonably necessary actions to effect the conversions, supplemental issuances, cancellations, lien releases, legend removal, retention and return of shares and escrow disposition contemplated herein.

9.4 Amendments and Waivers. An amendment or waiver must be in writing and signed by both Parties and, if it affects the personal guarantee, by the guarantor. Delay in exercising a right is not a waiver. No waiver of the Reporting Deadline or Return Date shall be implied.

9.5 Notices. Notices shall be in writing and delivered personally, by nationally recognized overnight courier or by email to the addresses below. Notices are effective upon receipt. An email received after 5:00 p.m., New York time, or on a day that is not a Business Day is deemed received the next Business Day, except that calculations, confirmations and instructions required on the Return Date shall be effective upon actual receipt that day. An automated delivery-failure notice means delivery has not occurred.

If to the Company:

Celularity Inc.

170 Park Avenue

Florham Park, New Jersey 07932

Attention: Chief Legal Officer

Email: kyle.fletcher@celularity.com

If to Helena:

Helena Global Investment Opportunities 1 Ltd

71 Fort Street, 3rd Floor

Grand Cayman, Cayman Islands KY1-1111

Attention: Jeremy Weech

Email: jeremy@helenapartners.com

If to Jeremy Weech individually:

At the address and email address set forth above for Helena, or such other address designated by written notice.

9.6 Assignment and Share Transfers. Neither Party may assign this Agreement without the other Party’s prior written consent. Sales of Covered Shares shall comply with the Trading Limitation and applicable securities laws. Bona fide open-market sales permitted under this Agreement require no further Company consent or assumption by market purchasers. Any other transfer of Covered Shares, other than a required return to the Company, requires the Company’s prior written consent and the transferee’s written agreement to the applicable trading, transfer and return obligations. Transfers of Additional Shares still subject to return must also comply with Section 2.8. No approved transfer releases Helena or the guarantor from an applicable obligation.

9.7 Governing Law; Jurisdiction. This Agreement shall be governed by New York law, without regard to conflict-of-laws principles. The Parties and the guarantor, as to obligations applicable to him, submit to the exclusive jurisdiction of state and federal courts located in the Borough of Manhattan, City of New York.

9.8 Jury Waiver. EACH PARTY AND THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERSONAL GUARANTEE.

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9.9 Severability. Invalidity of a provision shall not affect the remaining provisions. An invalid provision shall be modified to the minimum extent permitted by law to preserve its intended effect. Invalidity of a remedy shall not revive the Exchange Note, Security Agreement, released liens or released claims.

9.10 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts and by electronic signature, each deemed an original and together one instrument.

9.11 Construction. The Parties jointly negotiated this Agreement. No presumption shall apply based on authorship. Headings are for convenience.

9.12 Survival. The provisions governing conversions, supplemental issuances, cancellations, releases, retention and return, the Trading Limitation, escrow, remedies, the personal guarantee and miscellaneous terms, and obligations intended by their nature to continue, shall survive the Closing.

[Signature page follows]

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SIGNATURE PAGE TO SETTLEMENT AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CELULARITY, INC.

By:
Name:	Robert J. Hariri
Title:	Chief Executive Officer

HELENA GLOBAL INVESTMENT OPPORTUNITIES 1 LTD

By:
Name:
Title:

ACKNOWLEDGED AND AGREED SOLELY WITH RESPECT TO SECTION 7.5, THE PERSONAL GUARANTEE AND THE PROVISIONS EXPRESSLY APPLICABLE TO THE GUARANTOR

JEREMY WEECH, INDIVIDUALLY

Signature: ______________________________

Name: Jeremy Weech

LIST OF EXHIBITS

Exhibit A — UCC-3 Termination Statements and Filing Authorization

Exhibit B — Partial Assignment of NEXGEL Note

Exhibit C — Irrevocable Issuance and Return Instructions

Exhibit D — Personal Guarantee

Exhibit E — Form of Pre-Funded Warrant

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